Exhibit 3.1


                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                      CENTRAL TRACTOR FARM & COUNTRY, INC.


         FIRST: The name of the Corporation is Central Tractor Farm & Country, Inc.

         SECOND: The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road in the City of Wilmington, County of New Castle. The name and address of the Corporation's registered agent at such address is Corporation Service Company.

         THIRD: The nature of the business and purposes to be conducted or promoted by the Corporation are as follows:

                  To engage in any construction, manufacturing, mercantile, selling, management, service or other business, operation or activity, and to promote any activity which may be lawfully carried on by a corporation organized under the General
                  Corporation Law of the State of Delaware, whether or not related to the foregoing, and to have and exercise all of the powers conferred by the laws of the State of Delaware upon corporations incorporated or organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is three thousand (3,000) shares of Common Stock with par value $0.01 per share.

         Any and all such shares issued, and for which the full consideration has been paid or delivered, shall be deemed fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

         The Board of Directors is authorized to issue, from time to time, all or any portion of the capital stock of the Corporation, of any class, which may have been authorized but not issued or otherwise reserved for issue, to such person or persons and for such lawful consideration (including property or services at their fair value), as it may deem appropriate, and generally in its absolute discretion to determine the terms and manner of any disposition of such authorized but unissued capital stock.

         FIFTH: In furtherance and not in limitation of powers conferred by statute, it is further provided:

Restated Certificate of Incorporation of
Central Tractor Farm & Country, Inc.
Page 2


                  (a) Election of directors need not be by written ballot unless so provided in the By-Laws of the Corporation.

                  (b) The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

         SIXTH: (a) Indemnification Other than Actions by or on Behalf of the Corporation. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, member, trustee, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise or non-profit entity against all liability, losses, expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) Indemnification in Actions by or on Behalf of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, member, trustee, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise or non-profit entity against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application

Restated Certificate of Incorporation of
Central Tractor Farm & Country, Inc.
Page 3


that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

                  (c) Indemnification as to Expenses. To the extent that any person referred to in paragraphs (a) or (b) of this Article SIXTH has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

                  (d) Authorization. Any indemnification under this Article SIXTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, partner, member, trustee, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraph (a) or (b) of this Article SIXTH. Such determination shall be made: (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in written opinion, or (iii) by the stockholders.

                  (e) Expense Advance. Expenses (including attorneys' fees) incurred by an officer or director of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided in paragraph (d) of this Article SIXTH upon receipt of an undertaking by or on behalf of such officer or director to repay such amount, unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation as authorized in this Article SIXTH. Such expenses (including attorneys' fees) incurred by other employees or agents of the Corporation may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

                  (f) Nonexclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article SIXTH shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, partner, member, trustee, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Restated Certificate of Incorporation of
Central Tractor Farm & Country, Inc.
Page 4


                  (g) Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, member, trustee, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise or non-profit entity against any liability asserted against and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article SIXTH or Section 145 of the Delaware General Corporation Law.

                  (h) "The Corporation". For the purposes of this Article SIXTH, references to "the Corporation" shall include the resulting corporation and, to the extent that the Board of Directors of the resulting corporation so decides, all constituent corporations (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as director, officer, partner, member, trustee, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise or non-profit entity shall stand in the same position under the provisions of this Article SIXTH with respect to the resulting or surviving corporation if its separate existence had continued.

                  (i) Other Indemnification. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, partner, member, trustee, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, limited liability company, trust or other enterprise or non-profit entity or from insurance.

                  (j) Other  Definitions.  For purposes of this  Article  SIXTH, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, partner, member, trustee, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, partner, member, trustee, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article SIXTH.

Restated Certificate of Incorporation of
Central Tractor Farm & Country, Inc.
Page 5


                  (k) Continuation of Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article SIXTH shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, partner, member, trustee, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  (l) Amendment or Repeal. Neither the amendment nor repeal of this Article SIXTH nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article SIXTH shall reduce, eliminate or adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the effectiveness of such amendment, repeal or adoption.

         SEVENTH: No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the General Corporation Law of the State of Delaware as in effect when such breach occurred. Neither the amendment nor repeal of the Article nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article shall reduce, eliminate or adversely affect the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to the effectiveness of such amendment, repeal or adoption.

         EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                              CERTIFICATE OF MERGER
                                       OF
                              QUALITY STORES, INC.
                                  WITH AND INTO
                      CENTRAL TRACTOR FARM & COUNTRY, INC.


         FIRST: The names and states of incorporation of each of the constituent corporations are Quality Stores, Inc., a Delaware corporation, and Central Tractor Farm & Country, Inc., a Delaware corporation.

         SECOND: An Agreement and Plan of Reorganization (the "Agreement"), dated as of March 27, 1999, pursuant to which, inter alia, Quality Stores, Inc. will merge with and into Central Tractor Farm & Country, Inc. and Central Tractor Farm & Country, Inc. shall be the surviving corporation of the merger, has been approved, adopted, certified, executed and acknowledged by each of the aforementioned corporations in accordance with subsection (c) of section 251 of the General Corporation Law of the State of Delaware.

         THIRD: The name of the surviving corporation is "Central Tractor Farm & Country, Inc.", a Delaware corporation (the "Surviving Corporation"), which effective as of the merger will change its name to Quality Stores, Inc.

         FOURTH: The Certificate of Incorporation of the Surviving Corporation shall remain in full force and effect and shall remain unchanged, except that Article FIRST of such Certificate of Incorporation shall be amended to read as follows:

         "FIRST:  The name of the Corporation is Quality Stores, Inc."

         FIFTH: The executed Agreement is on file at an office of the Surviving Corporation. The address of said office is:

                           3915 Delaware Avenue
                           Des Moines, Iowa 50513

         SIXTH: A copy of the executed Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

         IN  WITNESS  WHEREOF,   said  Surviving  Corporation  has  caused  this
Certificate to be signed by its duly authorized officer this 7th day of May, 1999.


                                                 CENTRAL TRACTOR FARM & COUNTRY,
                                                 INC.

                                                 By: /S/ ADAM L. SUTTIN
                                                        Name: Adam L. Suttin
                                                        Title: Vice President